UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________
Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material Under § 240.14a-12
CALADRIUS BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On May 1, 2017, Caladrius Biosciences, Inc. ("Caladrius") made the following communications in connection with the proposed transactions under that certain Interest Purchase Agreement, dated as of March 16, 2017, by and among Caladrius, PCT, LLC, a Caladrius Company, a majority owned subsidiary of Caladrius ("PCT"), and Hitachi Chemical Co. America, Ltd. ("Hitachi").
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The following email was sent on May 1, 2017 to PCT employees:

PCT colleagues,

Please find attached a revised frequently-asked questions document, prepared jointly by PCT and Hitachi Chemical Co, answering possible questions you may have regarding the upcoming expected transition.  In particular, please note updated questions and answers regarding benefits programs and 401(k) plan on pages 2-3, which answer questions that a number of you have asked.

If you have additional questions that are not answered here and have not been addressed in the recent town halls, please don’t hesitate to let me know.

Regards,

Eric Powers
Director, Communications & Marketing
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The following Frequently Asked Questions document was distributed to PCT employees on May 1, 2017:

GENERAL
Q: What does this transaction mean for PCT?
A: PCT will gain access to the vast resources of Hitachi Chemical and its parent company, the Hitachi Group, in terms of capital, business expertise, global presence, and engineering capabilities to support both our currently planned and future improvements, expansion and commercialization plans. Together, we expect to build a truly global cell therapy CDMO.

Q: Why did Caladrius agree to Hitachi Chemical’s acquisition of PCT?
A: Caladrius believes that the purchase of PCT by Hitachi Chemical is in the best interest of CLBS shareholders and provides the best opportunity for both Caladrius and PCT to grow and thrive. The transaction transforms Caladrius into a well-capitalized pure play therapeutics development company while solving the dilemma of from where the tens of millions of dollars of future capital investment in PCT necessary for its growth is to come. The affiliation with Hitachi is expected to provide all that is required for PCT fully to realize its cell therapy commercial manufacturing growth goals while also yielding considerable non-dilutive capital to fund the remaining execution of Caladrius’ ongoing Phase 2 trial. An added benefit to Caladrius will be the availability of capital to potential exploit additional compelling therapeutic development opportunities.

Q: What do we tell customers?
A: Initial contact to customers is being made through our President, Bob Preti, and our Alliance Management function, including the Business Development team and the Business Leaders. Please refer any questions specific to this acquisition that arise from customers to George Goldberger. However, this transaction will not affect how we serve our Clients.

Q: What do we tell other parties with questions about the acquisition?
A: Please direct media inquiries to the Marketing & Communications team. If vendors or others pose direct questions to you, please refer them to the released materials, PCT website, press releases, etc. Do not speculate or fall into the trap of providing information inadvertently. A communication will be made to all vendors regarding the official name change at the time of the transaction closing.

Q: When is the official change date?
A: The closing of the transaction is expected for May 18, 2017, after a vote of Caladrius stockholders.

HUMAN RESOURCES
Q: Will I still have a job?
A: We anticipate no job eliminations at PCT as a result of this acquisition.

Q: Will annual bonuses be a part of employee compensation going forward?
A: Yes, annual bonus will remain a key element of employee compensation going forward.

Q: Will the period of my employment with PCT be counted as continuous service after the closing of the acquisition?
A: Yes, employees will be credited for the length of their service with Caladrius or PCT.

Q: Will I have to relocate?
A: We expect that you will continue to work in your current location without any interruption.

Q: Will my title or job responsibilities change?
A: Current promotional and cross-functional opportunities will continue. The current organization of PCT will remain. In case there is a change as per new policies, you will be informed prior to actual change.

Q: Will my Paid Time off (PTO) entitlements change?
A: There will be no change in PTO entitlements in 2017.

Q: Will my compensation change?
A: We do not anticipate any immediate changes to your base salary or target bonus, however, we will continue to benchmark and make adjustments as required.

Q: What changes should I expect in my benefits programs and when should I expect any changes to occur?
A: As you are aware, PCT just completed its annual Open Enrollment for benefits. The selections you made will be effective June 1, 2017. We expect no changes to your benefits immediately following the close. Hitachi Chemical is on a Calendar Year benefits cycle. We expect that sometime in the fall of 2017, you will be invited to participate in Hitachi Chemical’s Open Enrollment for benefits which will be become effective January 1, 2018. Specific information about the benefits plans and the Hitachi Chemical Open Enrollment process will be provided as the dates approach. In the meantime, we have been assured that Hitachi Chemical benefits plans and cost structure are extremely competitive and tailored to the needs of employees across the business.

Q: What changes should I expect to my 401(k) plan and when should I expect those changes to occur?
A: Immediately following the close, PCT employees will no longer be eligible to participate in the Caladrius/PCT 401(k) plan through John Hancock, however, employees will be eligible to participate in the Hitachi Employee 401(k) Retirement Plan, which is record kept by Fidelity, immediately following the close of the transaction. On-site meetings with representatives of Fidelity and Hitachi America, Ltd. will be held in both Allendale and Mountain View ahead of the close in order to introduce and answer any questions PCT employees may have regarding the savings plan. Details specific to the Plan’s provisions will follow, but rest assured the Hitachi savings plan is a best-in-class program that provides a Company Match more generous than that provided through the Caladrius/PCT plan.

Q: What will happen to my Caladrius stock and stock options?
A: Any unvested CLBS shares or stock options you have been awarded will vest upon closing. Additionally, after closing, all vested stock options will be exercisable for a period of two years from closing. Further, you are able to hold or sell vested shares, subject to any legal requirements and rules regarding insider trading, for an indefinite period of time. Additional guidance will be provided to PCT employees on this question prior to the closing of the transaction.

Q: Is there any change in the performance appraisal process?
A: PCT plans to roll out new performance appraisal documents during the 2nd quarter 2017 tied to PCT's core values.

Q: Is there any changes in training scheme and career development opportunity?
A: Hitachi Chemical will provide onboarding training to all PCT employees and provide an array of options for career development and manager training programs.

Q: What level of Japanese language capability is expected of me?
A: Japanese language will not be needed for your business communication.

Q: Who will provide Human Resources services to PCT after the closing?
A: The Caladrius Biosciences HR department will continue to provide human resources services for PCT through a transition services agreement for an additional transitional period after the closing of the transaction. In the meantime, PCT will seek to transition to an in-house HR leader based at PCT and support services from Hitachi Chemical.

BRAND
Q: Will the company name change?
A: PCT’s legal name is currently PCT, LLC, a Caladrius Company. Upon closing, the legal name will change to PCT Cell Therapy Services, LLC. The company will still be called “PCT” and operate under that brand name, also citing that the company is now part of the Hitachi Group of companies.

Q: Does this acquisition change PCT’s stated mission, vision and values?
A: These elements are not expected to change based on this transaction, although we will integrate our statements with those of Hitachi. In assessing these attributes of Hitachi, it is clear that PCT is already well aligned in our mission and values.

Q: Will the company logo change?
A: Yes, the logo will change to reflect the new ownership and PCT will no longer be a “Caladrius company”. All instances of the company logo (business cards, signage, documents, websites, ID cards, etc) will be transitioned over time after the closing of the transaction. The logo will reflect that PCT is now “a Hitachi Group Company.”

WORK
Q: Will we have new vendors?
A: This change is not expected to require new vendors.

Q: Will we manufacture for Japanese clients/patients?
A: Hitachi Chemical is establishing a “sister CDMO facility” in Yokohoma, Japan, and this facility will serve the Asian market.

ORGANIZATION
Q: Can you say more about the transition/integration into HCC?
A: HCC has previously acquired and successfully integrated many subsidiary companies. The integration process is governed by a set of protocols and project plans that HCC has developed over the years. PCT management is already engaged with HCC in work streams to address and expedite critical integration elements ensuring smooth transition. The remaining integration items will be completed in the months to come, driven by respective department/function representatives from each side. This will be a very collaborative process, with PCT playing a key leadership role in ensuring a successful integration.

Q: Will this acquisition change the organization structure/enterprise map?
A: We do not expect it to. PCT will continue to operate as PCT, just with a new parent company and a “sister CDMO facility” in Japan.

Q: Will Robert Preti still be President of PCT? What is his role?
A: Robert Preti will remain in the role of leader at PCT. His title will be Chief Executive Officer of PCT. His responsibilities will include leadership of the Regenerative Medicine Business Sector within Hitachi Chemical Company, which will also include the Japanese CDMO business.

Q: To whom will I report?
A: Reporting relationships will not change based on the transaction.

Q: Will we have our own IT department, or will IT support be arranged through Hitachi Chemical?
A: Eventually we will use IT services from Hitachi Chemical, but during the transition Caladrius will continue to support PCT.

CALADRIUS
Q: Will we still manufacture for Caladrius? What if I am working on T-Rex Study?
A: Caladrius expects to remain a PCT customer and continue its ongoing study.
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Additional Information About the Transaction and Where to Find it
On April 11, 2017, Caladrius filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with, among other things, the proposed sale to Hitachi Chemical Co. America, Ltd. (“Purchaser”) of the 80.1% membership interest in PCT, LLC, a Caladrius Company, that Purchaser does not already own (the “Sale”). Investors and stockholders of Caladrius are urged to read the Proxy Statement and the other relevant materials because they contain important information about Caladrius, the Sale proposal and the other proposals described in the Proxy Statement. The Proxy Statement, and any other documents filed by Caladrius with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by Caladrius by directing such requests to Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170, Attn: Jacquelyn Briggs or jbriggs@caladrius.com, Telephone: (646) 606-2221.

Participants in the Solicitation
Caladrius and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Caladrius’ stockholders in connection with the Sale proposal and the other proposals contained in the Proxy Statement. Information regarding Caladrius’ directors and executive officers is contained in the Proxy Statement. Additional information regarding the participants in the solicitation of proxies and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

Safe Harbor for Forward Looking Statements
This Frequently Asked Questions Document contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the Sale, the possibility of obtaining stockholder or other approvals or consents for the Sale and Caladrius’ future prospects. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual events or results to differ materially from those set forth in the forward-looking statements, including, without limitation: risks and uncertainties relating to potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Sale; risks related to the failure to complete the Sale; unexpected costs, charges or expenses relating to or resulting from the Sale; restrictions contained in, and termination fees that may be payable pursuant to, the purchase agreement relating to the Sale; litigation or adverse judgments relating to the Sale; risks relating to the completion of the proposed Sale, including the risk that the required stockholder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Sale not being satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the Sale; any changes in general economic and/or industry-specific conditions; and other risks detailed in Caladrius’ filings with the SEC, including those disclosed under “Item 1A. Risk Factors” in Caladrius’ Annual Report on Form 10-K filed with the SEC on March 17, 2017 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Frequently Asked Questions Document. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Frequently Asked Questions Document or with respect to the matters described herein.